UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________

FORM 8-K

 _____________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2014

COLLECTORS UNIVERSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27887	33-0846191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1921 E. Alton Avenue, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 567-1234

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2014 Annual Stockholders’ Meeting (the “Annual Meeting”) on November 19, 2014. The proposals voted on by stockholders at the Annual Meeting consisted of (i) the election of eight persons to the Company’s Board of Directors to serve for a term of one year and until their successors are elected (Proposal No. 1); (ii) approval, by non-binding advisory vote, of the compensation paid by the Company to its Named Executive Officers for its fiscal year ended June 30, 2014 (Proposal No. 2); and (iii) ratification of the appointment of Grant Thornton, LLP as the Company’s independent registered public accountants for the fiscal year ending June 30, 2014 (Proposal No. 3).

1.     Election of Directors (Proposal No. 1). The eight candidates named below, all of whom were nominated by the Company’s Board of Directors, were the only candidates nominated for election at the Meeting. As a result, the election of directors was uncontested. However, the Company’s Bylaws provide that, to be elected to the Board, a candidate must receive a majority of the votes cast in the election of directors. As indicated in the table below, all eight candidates received more than 89% of the votes cast in the election of directors and, accordingly, were elected to serve on the Company’s Board of Directors for a term that will end at the next Annual Stockholders’ Meeting and until their respective successors are elected.

Nominees:	Shares Voted For	Percent of Shares Voted	Votes Withheld	Percent of Shares Voted

A. Clinton Allen	5,161,663	99.48%	26,765	0.52%
Robert G. Deuster	5,120,305	98.69%	68,123	1.31%
Deborah A. Farrington	5,149,628	99.25%	38,800	0.75%
David G. Hall	5,164,245	99.53%	24,183	0.47%
Joseph R. Martin	5,156,727	99.39%	31,701	0.61%
A. J. Bert Moyer	5,152,399	99.31%	36,029	0.69%
Van D. Simmons	4,633,227	89.30%	555,201	10.70%
Bruce A. Stevens	5,159,309	99.44%	29,119	0.56%

There were a total of 2,950,169 broker non-votes in the election of directors.

2.     Approval, by Non-Binding Advisory Vote, of Executive Compensation (Proposal No. 2). The approval, by Non-Binding advisory vote, of the compensation paid by the Company to its Named Executive Officers for its fiscal year ended June 30, 2014 required the affirmative vote of the holders of a majority of the shares present (in person or by proxy) and voted on this Proposal at the Annual Meeting. Set forth below are the results of the voting on this Proposal:

Shares Voted For Approval	Percent of Shares Voted	Shares Voted Against Approval	Percent of Shares Voted	Abstentions	Percent of Shares Voted

3,846,108	74.13%	1,299,862	25.05%	42,458	0.82%

There were a total of 2,950,169 broker non-votes with respect to Proposal No. 2.

3.     Ratification of Appointment of Independent Registered Public Accountants (Proposal No. 3). At the Annual Meeting, the Company’s stockholders also voted on the ratification of the appointment of Grant Thornton, LLP as the Company’s Independent Registered Public Accounting Firm for its fiscal year ending June 30, 2015. Approval of this Proposal required the affirmative vote of the holders of a majority of the shares present (in person or by proxy) and voted on this Proposal at the Annual Meeting. The following table sets forth the respective numbers of votes cast for and against, and the number of shares abstaining from, this Proposal:

Shares Voted For	Percent of Shares Voted	Shares Voted Against	Percent of Shares Voted	Abstentions	Percent of Shares Voted

8,073,940	99.20%	53,419	0.66%	11,238	0.14%

Brokers had discretionary authority to vote shares on the Proposal to ratify the appointment of the Company’s independent registered public accountants without having obtained voting instructions from the beneficial owners of the shares. Consequently, there were no broker non-votes with respect to this Proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTORS UNIVERSE, INC.

Dated: November 21, 2014	By:	/s/ Joseph J. Wallace
Joseph J. Wallace, Chief Financial Officer